       1                                                        EXHIBIT 16
                 MEDICAL RESEARCH INVESTMENT FUND, INC.
                    SCHEDULE FOR COMPUTATION OF YIELD


     Yield =   2[(a - b) + 1)6 - 1]
                    cd

     a  = dividends and interest earned during the period,

     b  = expenses accrued for the period (net of reimbursements),

     c = the average daily number of shares outstanding during the period that were entitled to receive dividends, and

     d  = the maximum offering price per share on the last day of the period.



                           *****************************


               Yield = 2[(11,740.76 - 30,726.88) + 1)6 - 1]
                           (754,053.64)(23.41)

                    = (1.287)% (for 1 month period ending August 31, 1995)

                 MEDICAL RESEARCH INVESTMENT FUND, INC.
                      SCHEDULE OF COMPUTATION FOR
                      AVERAGE ANNUAL TOTAL RETURN


P(1 + T)n =    ERV

P         =    a hypothetical initial payment of $1,000,

T         =    the average annual total return,

n         =    the number of years,

ERV       =    the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.


                           ****************************


The Fund's average annual total return for the one year period ending August 31, 1995 is 38.131%.

               $1,000 (1 - .38131)1 = ERV

                          $1,381.31 = ERV

An initial payment of $1,000 invested on 09/01/94 will result in 54.645 shares. A capital gain distribution of $1.362 resulted in 4.360 additional shares, rendering a total of 59.005 shares. On 08/31/95 the net asset value of Medical Research Investment Fund, Inc. was $23.41 per share, thereby creating a total market value of $1,381.31 and yielding a 38.131% return.


                            ***************************


The Fund's average annual total return for the five year period from September 1, 1990 to August 31, 1995 is 20.295%.

               $1,000 (1 + .20295)5 = ERV

                          $2,519.08 = ERV

An initial payment of $1,000 on 09/01/90 will result in 68.027 shares. Capital gain distributions of $7.867 for the five year period resulted in 39.580 additional shares, rendering a total of 107.607 shares. At 08/31/95 the net asset value of Medical Research Investment Fund, Inc. was $23.41 per share, thereby creating a total market value of $2,519.08 and yielding an average annual total return of 20.295%.


                           **************************


The Fund's average annual total return for the ten year period from September 1, 1985 to August 31, 1995 is 16.168%.

               $1,000 (1 + .16168)10 = ERV

                           $4,475.90 = ERV

An initial payment of $1,000 on 09/01/85 will result in 99.206 shares. An income distribution of $.047 and capital gain distributions of $10.417 for the period 09/01/85 through 08/31/95 resulted in 91.990 additional shares, rendering a total of 191.196 shares. At 08/31/95 the net asset value of Medical Research Investment Fund, Inc. was $23.41 per share, thereby creating a total market value of $4,475.90 and yielding an average annual total return of 16.168%.

                   MEDICAL RESEARCH INVESTMENT FUND, INC.
                  SCHEDULE OF COMPUTATION FOR TOTAL RETURN



P(1 + T)  =    ERV

P         =    a hypothetical initial payment of $1,000,

T         =    the average annual total return,

ERV       =    the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.


                             *************************


The Fund's total return for the one year period ending August 31, 1995 is 38.131%.

               $1,000 (1 + .38131) = ERV

                         $1,381.31 = ERV

An initial payment of $1,000 invested on 09/01/94 will result in 54.645 shares. A capital gain distribution of $1.362 resulted in 4.360 additional shares, rendering a total of 59.005 shares. On 08/31/95 the net asset value of Medical Research Investment Fund, Inc. was $23.41 per share, thereby creating a total market value of $1,381.31 and yielding a 38.131% total return.


                          ****************************


The Fund's total return for the five year period from September 1, 1990 to August 31, 1995 is 151.908%.

               $1,000 (1 + 1.51908) = ERV

                          $2,519.08 = ERV

An initial payment of $1,000 on 09/01/90 will result in 68.027 shares. Capital gain distributions of $7.867 for the five year period resulted in 39.580 additional shares, rendering a total of 107.607 shares. At 08/31/95 the net asset value of Medical Research Investment Fund, Inc. was $23.41 per share, thereby creating a total market value of $2,519.08 and yielding a 151.908% total return.


                          **************************


The Fund's total return for the ten year period from September 1, 1985 to August 31, 1995 is 347.590%.

               $1,000 (1 + 3.47590) = ERV

                          $4,475.90 = ERV

An initial payment of $1,000 on 09/01/85 will result in 99.206 shares. An income distribution of $.047 and capital gain distributions of $10.417 for the period of 09/01/85 through 08/31/95 resulted in 91.990 additional shares, rendering a total of 191.196 shares. At 08/31/95 the net asset value of Medical Research Investment Fund, Inc. was $23.41 per share, thereby creating a total market value of $4,475.90 and yielding a 347.590% total return.